ETF DISTRIBUTION AGREEMENT
This distribution agreement (the “Agreement”) is effective this 5th day of March, 2025, and made by Hotchkis and Wiley Funds, a Delaware statutory trust (the “Trust”) having its principal place of business at 601 South Figueroa Street, 39th Floor, Los Angeles, CA
90017, and Quasar Distributors, LLC, a Delaware limited liability company (the
“Distributor”) having its principal place of business at Three Canal Plaza, Suite 100,
Portland, ME 04101.
WHEREAS, the Trust is a registered open-end management investment company organized under the Investment Company Act of 1940, as amended (the “1940 Act”) with separate and distinct series (each series a “Fund” and collectively the “Funds) registered with the United States Securities and Exchange Commission (the “SEC”) under the
Securities Act of 1933, as amended (the “1933 Act”);
WHEREAS, the Trust intends to create and redeem shares of beneficial interest (the
“Shares”) of each Fund on a continuous basis and list the Shares on one or more national securities exchanges (together, the “Listing Exchanges”);
WHEREAS, the Distributor is registered with the SEC as a broker-dealer under the
Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the
Financial Industry Regulatory Authority, Inc. (“FINRA”);
WHEREAS, the Trust desires to retain the Distributor to (i) act as the principal underwriter of the Funds with respect to the creation and redemption of Creation Units of each Fund, and (ii) hold itself available to review and approve orders for such Creation Units in the manner set forth in the Trust’s Prospectus; and
WHEREAS, the Distributor desires to provide the services described herein to the Trust subject to the terms and conditions set forth below.
NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:
1.Appointment. The Trust hereby appoints the Distributor to serve as the principal underwriter of the Funds with respect to the creation and redemption of Creation Units of each Fund listed in Exhibit A hereto (as may be amended by the Trust from time to time on written notice to the Distributor) on the terms and for the period set forth in this
Agreement and subject to the registration requirements of the federal securities laws and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.
2.Definitions. Wherever they are used herein, the following terms have the following respective meanings:
(a)“Prospectus” means the Prospectus constituting part of the Registration

Statement of the Trust under the 1933 and the 1940 Act as such Prospectus may be amended or supplemented and filed with the SEC from time to time;
(b)“Statement of Additional Information” means the Statement of Additional
Information constituting part of the Registration Statement of the Trust under the 1933 Act and the 1940 Act as such Prospectus and Statement of Additional Information may be
amended or supplemented and filed with the SEC from time to time;
(c)“Registration Statement” means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act and the
1940 Act, as such registration statement is amended by any amendments thereto at the time in effect;
(d)All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.
3.Duties of the Distributor
(a)The Distributor agrees to serve as the principal underwriter of the Funds in connection with the review and approval of all purchase and redemption orders of Creation
Units of each Fund by Authorized Participants that have executed an Authorized
Participant Agreement with the Distributor and Transfer Agent/ Index Receipt Agent.
Nothing herein shall affect or limit the right and ability of the Transfer Agent/ Index
Receipt Agent to accept Fund Securities, Deposit Securities, and related Cash Components through or outside the Clearing Process, and as provided in and in accordance with the
Registration Statement and Prospectus. The Trust acknowledges that the Distributor shall not be obligated to approve any certain number of orders for Creation Units.
(b)The Distributor agrees to use commercially reasonable efforts to provide the following services to the Trust with respect to the continuous distribution of Creation
Units of each Fund: (i) at the request of the Trust, the Distributor shall enter into
Authorized Participant Agreements between and among Authorized Participants, the
Distributor and the Transfer Agent/Index Receipt Agent, for the purchase and redemption of Creation Units of the Funds, (ii) the Distributor shall approve and maintain copies of confirmations of Creation Unit purchase and redemption order acceptances; (iii) upon request, the Distributor will make available copies of the Prospectus to purchasers of such
Creation Units and, upon request, the Statement of Additional Information; and (iv) the
Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.
(c)The Distributor shall ensure that all direct requests to Distributor for
Prospectuses, Statements of Additional Information, product descriptions and periodic fund reports, as applicable, are fulfilled.
(d)The Distributor agrees to make available, at the Trust’s request, one or more members of its staff to attend, either via telephone or in person, Board meetings of the

Trust in order to provide information with regard to the Distributor’s services hereunder and for such other purposes as may be requested by the Board of Trustees of the Trust.
(e)Distributor shall review and approve, prior to use, all Trust marketing materials (“Marketing Materials”) for compliance with SEC and FINRA advertising rules and will file all Marketing Materials required to be filed with FINRA. The Distributor agrees to furnish to the Trust’s investment adviser (the “Investment Adviser”) any comments provided by FINRA with respect to such materials.
(f)The Distributor shall not offer any Shares and shall not approve any creation or redemption order hereunder if and so long as the effectiveness of the Registration
Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Trust’s obligation to redeem or repurchase any Shares from any shareholder in accordance with provisions of the Prospectus or Registration Statement.
(g)The Distributor shall work with the Index Receipt Agent to review and approve orders placed by Authorized Participants and transmitted to the Index Receipt
Agent.
(h)The Distributor agrees to maintain and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule
31a-1(d) under the 1940 Act. The Distributor agrees that all records which it maintains pursuant to the 1940 Act for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request; provided, however, that Distributor may retain all such records required to be maintained by Distributor pursuant to applicable FINRA or SEC rules and regulations.
(i)The Distributor agrees to maintain compliance policies and procedures (a
“Compliance Program”) that are reasonably designed to prevent violations of the Federal
Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services under this Agreement, and to provide any and all information with respect to the
Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Trust’s Chief Compliance Officer or Board of Trustees.
4.Duties of the Trust.
(a)The Trust agrees to create, issue, and redeem Creation Units of each Fund in accordance with the procedures described in the Prospectus. Upon reasonable notice to the Distributor and in accordance with the procedures described in the Prospectus, the Trust reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.
(b)The Trust agrees that it will take all actions necessary to register an indefinite number of Shares under the 1933 Act.
(c)The Trust will make available to the Distributor such number of copies as
Distributor may reasonably request of (i) its then currently effective Prospectus and
Statement of Additional Information and product description, (ii) copies of semi-annual reports and annual reports of the Trust’s financial statements audited by independent public accountants retained by the Trust, and (iii) such other publicly available information for use in connection with the distribution of Creation Units.
(d)The Trust shall inform the Distributor of any such jurisdictions in which the
Trust has filed notice filings for Shares for sale under the securities laws thereof and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales.
(e)The Distributor acknowledges and agrees that the Trust reserves the right to suspend sales and the Distributor’s authority to review and approve orders for Creation
Units on behalf of the Trust. Upon due notice to the Distributor, the Trust shall suspend the
Distributor’s authority to review and approve Creation Units if, in the judgment of the
Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.
(f)The Trust shall arrange to provide the Listing Exchanges with copies of
Prospectuses, Statements of Additional Information, and product descriptions to be provided to purchasers in the secondary market.
(g)The Trust will make it known that Prospectuses and Statements of
Additional Information and product descriptions are available by making sure such disclosures are in all Marketing Materials prepared by or at the direction of the Trust.
5.Fees and Expenses.
(a)The Distributor shall be entitled to no compensation or reimbursement of expenses from the Trust for the services provided by the Distributor pursuant to this
Agreement. The Distributor may receive compensation from the Investment Adviser related to its services hereunder or for additional services as may be agreed to between the
Investment Adviser and Distributor.
(b)The Trust shall bear the cost and expenses of: (i) the registration of the
Shares for sale under the 1933 Act; and (ii) the registration or qualification of the Shares for sale under the securities laws of the various states.

(c)The Distributor shall pay (i) all expenses relating to Distributor’s broker-
dealer qualification and registration under the 1934 Act; and (ii) the expenses incurred by the Distributor in connection with routine FINRA filing fees.
(d)Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from the Investment Adviser with respect to any services performed under this Agreement, as may be agreed upon by the parties from time to time.
(e)The Trust shall bear any costs associated with printing Prospectuses,
Statements of Additional Information and all other such materials.
6.Indemnification.
(a)The Trust agrees to indemnify and hold harmless the Distributor and its directors, officers and employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, its officers, employees, agents and directors or such control persons, for purposes of this paragraph, a
“Distributor Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) (“Losses”) that a Distributor Indemnitee may incur arising out of or based upon: (i) Distributor serving as distributor for the Trust pursuant to this Agreement; (ii) the allegation of any wrongful act of the Trust or any of its directors, officers, employees or affiliates in connection with its duties, representations, and responsibilities in this Agreement; (iii) any claim that the
Registration Statement, Prospectus, Statement of Additional Information, product description, shareholder reports, Marketing Materials and advertisements specifically approved by the Trust and Investment Adviser or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus, Statement of Additional
Information and product description, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law; (iv) the breach by the Trust of any obligation, representation or warranty contained in this
Agreement; or (v) the Trust’s failure to comply in any material respect with applicable securities laws.
(b)The Distributor agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and any person who controls the Trust within the meaning of
Section 15 of the 1933 Act (for purposes of this paragraph, the Trust and each of its
Trustees and officers and its controlling persons are collectively referred to as the “Trust
Indemnitees”) against any Losses arising out of or based upon (i) the allegation of any wrongful act of the Distributor or any of its directors, officers, employees or affiliates in connection with its activities as Distributor pursuant to this Agreement; (ii) the breach of any obligation, representation or warranty contained in this Agreement by the Distributor;

(iii) the Distributor’s failure to comply in any material respect with applicable securities laws, including applicable FINRA regulations; or (iv) any allegation that the Registration
Statement, Prospectus, Statement of Additional Information, product description, shareholder reports, any information or materials relating to the Funds (as described in section 4(g)) or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reasonable reliance upon, and in conformity with information furnished to the Trust, in writing, by the Distributor.
In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).
Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them. The indemnifying party agrees to notify the indemnified party promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the purchase or redemption of any of the Creation Units or the Shares.
(c)No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b)
above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this
Agreement.

(d)The Trust acknowledges and agrees that as part of its duties, Distributor will enter into agreements with certain authorized participants (each an “AP” and collectively the “APs”) for the purchase and redemption of Creation Units (each such agreement an
“AP Agreement”). The APs may insert and require that Distributor agree to certain provisions in the AP Agreements that contain certain representations, undertakings and indemnification that are not included in the form-of AP Agreement (each such modified
AP Agreement a “Non-Standard AP Agreement”).
To the extent that Distributor is requested or required to make any such representations mentioned above, the Trust shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) the Distributor’s actions or failures to act pursuant to any Non-Standard AP Agreement; (b) any representations made by the Distributor in any
Non-Standard AP Agreement to the extent that the Distributor is not required to make such representations in the form-of AP Agreement; or (c) any indemnification provided by the
Distributor under a Non-Standard AP Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitees against any liability to the
Trust or its shareholders to which the Distributor Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of
Distributor’s obligations or duties under the Non-Standard AP Agreement or by reason of
Distributor’s reckless disregard of its obligations or duties under the Non-Standard AP
Agreement.
7.Representations.
(a)The Distributor represents and warrants that:
1. (i) it is duly organized as a Delaware limited liability company and is and at all times will remain duly authorized and licensed under applicable law to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound; (iv) it is registered as a broker-dealer under the 1934 Act and is a member of
FINRA; and (v) it has in place compliance policies and procedures reasonably designed to prevent violations of the Federal Securities Laws as that term is defined in Rule 38a-1 under the 1940 Act.
2.All activities by the Distributor and its agents and employees in connection with the services provided in this Agreement shall comply with the Registration Statement and Prospectus, the instructions of the
Trust, and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the

1940 Act by the SEC or any securities association registered under the
1934 Act, including FINRA.
(b)The Distributor and the Trust each individually represent that its anti-money laundering program (“AML Program”), at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training,
(iii) includes an independent audit function to test the effectiveness of the AML Program,
(iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records. Notwithstanding the foregoing, the Trust acknowledges that the Authorized
Participants are not “customers” for the purposes of 31 CFR 1024.220.
(c)The Distributor and the Trust each individually represent and warrant that:
(i) it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation; and (ii) it will comply with all of the applicable terms and provisions of the 1934 Act to the extent applicable to it.
(d)The Trust represents and warrants that:
1.(i) it is duly organized as a Delaware statutory trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act;
(iii)the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action;
(iv)entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound; (v) the Registration Statement and each Fund’s Prospectus have been prepared, and all Marketing Materials have been prepared by or at the direction of the Trust and have been approved by the Trust and shall be prepared, in all material respects, in conformity with all applicable law, including without limitation, the 1933 Act, the 1940 Act and the rules and regulations of the SEC (the “Rules and Regulations”); (vi) the
Registration Statement and each Fund’s Prospectus contain, and all
Marketing Materials shall contain, all statements required to be stated
therein in accordance with the 1933 Act, the 1940 Act and the Rules and
Regulations; (vii) all statements of fact contained therein, or to be contained in all Marketing Materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement, any Fund’s Prospectus, nor any Marketing Materials shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund’s
Prospectus in light of the circumstances in which made, not misleading;
(viii) except as otherwise noted in the Registration Statement and
Prospectus, the offering price for all Creation Units will be the aggregate net asset value of the Shares per Creation Unit of the relevant Fund, as determined in the manner described in the Registration Statement and
Prospectus; (ix) the Prospectus is effective, no stop order of the SEC or any other federal, state or foreign regulatory authority, with respect thereto has been issued, no proceedings for such purpose have been instituted, or to its knowledge are being contemplated; (x) the Fund
Shares, when issued and delivered against payment of consideration will be duly and validly authorized, issued fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (xi) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of Fund shares, except the registration of the Fund Shares under the 1933 Act; (xii) Fund Shares will be listed on Listing Exchanges; (xiii) it will not lend securities pursuant to any securities lending arrangement that would prevent any
Fund from settling a Redemption Order when due; (xiv) it will not name the Authorized Participant as an authorized participant and/or as underwriter in the Prospectus, Marketing Materials or on its or any
Fund’s website without prior written consent of the Authorized
Participant, unless such naming is required by law, rule or regulation;
and
2.it shall file such amendment or amendments to the Registration
Statement and each Fund’s Prospectus as, in the light of future developments, shall, in the opinion of the Trust’s counsel, be necessary in order to have the Registration Statement and each Fund’s Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading. The Trust shall not file any amendment to the Registration Statement or each Fund’s Prospectus without giving the
Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or any Fund’s
Prospectus as the Trust may deem advisable. The Trust will also promptly notify the Distributor in writing in the event of any stop order suspending the effectiveness of the Registration Statement.
Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or any Fund’s Prospectus; and

3.upon delivery of Deposit or Fund Securities to an Authorized Participant
in connection with a purchase or redemption of Creation Units, the
Authorized Participant will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims and that such Fund and Deposit Securities will not be “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.
8.Duration, Termination and Amendment.
(a)This Agreement shall be effective on the date set forth above, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually (i) by vote of a majority of the Trustees or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees who are not parties to this
Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of a majority of those
Trustees who are not parties to this Agreement or interested persons of any such party or
(ii) by vote of a majority of the outstanding voting securities of the Fund, or by the
Distributor, on at least sixty (60) days’ prior written notice. This Agreement shall automatically terminate without the payment of any penalty in the event of its assignment.
As used in this paragraph, the terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person” shall have the respective meanings specified in the 1940 Act.
(b)No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by both parties.
9.Notice. Any notice or other communication authorized or required by this
Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Foreside:	(ii) If to the Trust:
Quasar Distributors, LLC Attn: Legal Department Three Canal Plaza, Suite 100 Portland, ME 04101 Telephone: (207) 553-7110 Email: legal@foreside.com With a copy to: etp-services@foreside.com	Hotchkis and Wiley Funds Attn: Anna Marie Lopez 601 South Figueroa Street, 39th Floor Los Angeles, CA 90017 Telephone: 213.430.1896 Email: anna.marie.lopez@hwcm.com

10.Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to the choice of laws provisions thereof.
11.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
12.Severability. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement’s intent and purpose, be amended, to the extent legally possible, in order to effectuate the intended results of such invalid provisions.
13.Insurance. The Distributor will maintain at its expense an errors and omissions insurance policy adequate to cover services provided by the Distributor hereunder.
14.Confidentiality. During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, financial information, proposal and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-
how; designs, processes or formulae; software; market or sales information or plans;
customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting
Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such
Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this Agreement and as provided by the other party or as required by law. Upon termination of this Agreement for any reason, or as otherwise requested by the Trust, all Confidential Information held by or on behalf of
Trust shall be promptly returned to the Trust, or an authorized officer of the Distributor will certify to the Trust in writing that all such Confidential Information has been destroyed.  This  section  14  shall  survive  the  termination  of  this  Agreement.

Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by the SEC or other governmental regulatory agency with jurisdiction over the parties hereto or (ii) requested to do so by the other party.
15.Limitation of Liability. This Agreement is executed by or on behalf of the Trust with respect to each of the Funds individually and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such
Fund. Separate and distinct records are maintained for each Fund and the assets associated with any such Fund are held and accounted for separately from the other assets of the Trust, or any other Fund of the Trust. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund of the Trust shall be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of that Fund. The Trust’s Agreement and Declaration of Trust is on file with the Trust.
16.Use of Names; Publicity. The Trust shall not use the Distributor’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, in a manner not approved by the Distributor in writing prior to such use, such approval not to be unreasonably withheld. The Distributor hereby consents to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority.
The Distributor shall not use the name “Hotchkis and Wiley” in any offering material, shareholder report, advertisement or other material relating to the Distributor, other than for the purpose of merely identifying the Trust as a client of Distributor hereunder, in a manner not approved by the Trust in writing prior to such use; provided, however, that the
Trust shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.
The Distributor will not issue any press releases or make any public announcements regarding the existence of this Agreement without the express written consent of the Trust.
Neither the Trust nor the Distributor will disclose any of the economic terms of this
Agreement, except as may be required by law.
17.Exclusivity. Nothing herein contained shall prevent the Distributor from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles.
18.Governing Language. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

Quasar Distributors, LLC	Hotchkis and Wiley Funds
By: /s/Teresa Cowan	By: /s/Anna Marie Lopez
Name: Teresa Cowan	Name: Anna Marie Lopez
Title: President	Title: President, Hotchkis and Wiley Funds
A-1
EXHIBIT A
Hotchkis & Wiley SMID Cap Diversified Value Fund